                                                                      EXHIBIT 99

                          ANNUAL SERVICER'S CERTIFICATE
                        FOR YEAR ENDED DECEMBER 31, 2001

                           --------------------------

                  DAIMLERCHRYSLER SERVICES NORTH AMERICA L.L.C.

                           --------------------------

                          CARCO AUTO LOAN MASTER TRUST



The undersigned, duly authorized representatives of DaimlerChrysler Services North America L.L.C. ("DCS"), as Servicer, pursuant to the Pooling and Servicing Agreement, dated as of May 31, 1991 (as assigned, amended and supplemented, the "Agreement"), by and among DaimlerChrysler Wholesale Receivables Company LLC, as Seller, DCS, as Servicer, and The Bank of New York, as Trustee, does hereby certify that:

         1.   DCS is, as of the date hereof, the Servicer under the Agreement.

         2. The undersigned are Servicing Officers and are duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee, any Agent and any Enhancement Providers.

         3. A review of the activities of the Servicer during the calendar year ended December 31, 2001 and of their performance under the Agreement was conducted under our supervision.

         4. Based on such review, the Servicer has, to the best of our knowledge, performed in all material respects all of its obligations under the Agreement and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

         5. There were no defaults made by the Servicer in the performance of its obligations under the provisions of the Agreement during the year ended December 31, 2001.

Capitalized terms used but not defined herein are used as defined in the Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 26th day of March, 2002.



/s/ N. J. Meder                                 /s/ J. S. Bodner
----------------------------------          -----------------------------------
N. J. Meder                                 J. S. Bodner
Vice President and                          Assistant Controller
Controller                                  Financial Reporting & Policy

                              MANAGEMENT ASSERTION


March 28, 2002


As of and for the year ended December 31, 2001, DaimlerChrysler Services North America LLC has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, to the extent that such servicing standards are applicable to the servicing obligations pursuant to the Master Trust Servicing Agreement, as applicable, included in Exhibit 1.

Due to the nature of the above mentioned trusts, minimum servicing standards I.4, III.2, III.3, III.4, III.6, V.2, V.3, V.4 and VII.1 are not applicable and, accordingly, DaimlerChrysler Services North America LLC has not made an attempt to comply with those standards.


DaimlerChrysler Services North America LLC, as Servicer


    /s/ Norbert Meder
--------------------------------------------
Norbert Meder
Vice President and Controller


   /s/  David L. Nelson
--------------------------------------------
David L. Nelson
Senior Manager - Structured Finance and Securitization


    /s/ John S. Bodner
--------------------------------------------
John S. Bodner
Assistant Controller - Financial Reporting

                                                                       EXHIBIT 1


   ISSUER                 SERVICING AGREEMENT DATED                TRUSTEE
   ------                 -------------------------                -------

Master Trust                  December 5, 2001              The Bank of New York